EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2004, accompanying the consolidated financial statements and financial statement schedule of Fiberstars, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement.


/s/ Grant Thornton LLP

San Francisco, California
February 8, 2005